Fourth Quarter 2023 Investor Presentation Parent company of

24th Quarter 2023 Cautionary Statements Regarding Forward-Looking Information This presentation may include forward-looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, and our transition to a $100 billion plus bank. Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results. Our forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in future allowance for credit losses requirements under relevant accounting and regulatory requirements; the ability to pay future dividends at currently expected rates; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations). More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov. Our Supplemental Use of Non-GAAP Financial Measures This presentation may contain certain non-GAAP financial measures which management believes to be useful to investors in understanding the Company’s performance and financial condition, and in comparing our performance and financial condition with those of other banks. Such non-GAAP financial measures are supplemental to, and are not to be considered in isolation or as a substitute for, measures calculated in accordance with GAAP. Cautionary Statements

34th Quarter 2023 - Accelerated transformation to a dynamic, well-diversified full service commercial bank - Reported full-year results with net income available to common stockholders of $2.3 billion; $609 million, as adjusted - Significantly diversified the balance sheet – Commercial loans represent 46% of total loans – Non-interest-bearing deposits at 12/31/23 represent 25% of total deposits as compared to 9% at 9/30/22 - Began integrating Flagstar, meeting every milestone along the way; systems conversion on track for mid-February 2024 - Unveiled a fresh, new re-branding campaign, which will launch shortly after systems conversion - Acquired certain select financially and strategically attractive assets and liabilities from Signature Bank, adding significant amount of low-cost deposits, as well as adding a middle- market business, supported by over 130 private banking teams - Catapulted over $100 billion in assets joining Category IV large bank class and subjecting us to enhanced prudential standards relating to capital, liquidity and risk management 2023 Accomplishments

44th Quarter 2023 Performed Focused Review of Loan Portfolios; proactively took action on re- rating certain loans reflecting our conservative approach to managing credit quality1 Strengthened the Balance Sheet; increased allowance for credit losses to 1.17% of total loans held for investment, or 1.26% as adjusted(1)2 Bolstered Liquidity Profile; added additional on-balance sheet liquidity as we prepare for the enhanced regulatory requirements3 Proactively Managing Capital; reduced quarterly dividend to $0.05 to provide management increased flexibility as we drive capital ratios higher to better align to relevant bank peers, including Category IV banks and as we prepare for our first capital plan submission in April 2024 4 1. Excludes loans with government guarantees and warehouse loans Fourth Quarter 2023 Actions to Strengthen Risk Management

54th Quarter 2023 1.17% 1.26% ACL % of LHFI (as reported) ACL % of LHFI (as adjusted(2)) 1. Refer to page 38 for Peers 2. Refer to non-GAAP reconciliation on page 39 3. Calculation: (CET1 + AOCI – CF Hedge in AOCI) / RWA; Exclusion of AOCI adjusted for cash flow hedges on loan portfolio 4. Includes collateralized deposits and excludes internal deposits Source: Company filings (SEC or regulatory) as of September 30, 2023 1.34% at 9/30/22 at 12/31/23 0.45% 0.45% Cash + Securities % of Total Assets CET1 (as reported) CET1 (as adjusted(3)) NCOs % of Avg Loans YTD NPAs % of Total Assets C R ED IT Insured Deposit %(4) 0.38% 0.25% 9.10% 8.41% 9.24% 7.90% 13% 18% 67% 0.38%0.08% (0.01)% 0.25% 25% 10.55% 8.19% Peer(1) Median at 9/30/23 C A PI TA L A N D L IQ U ID IT Y NYCB Relative Position 60%63% CRE concentration, excluding Multi-Family 118% 187%105%

64th Quarter 2023 Solid balance sheet Operating performance • Total assets of $116.3 billion increased $5.1 billion compared to September 30, 2023, primarily due to higher cash balances as we increased our on-balance sheet liquidity. • Total loans of $84.6 billion increased $624 million, or 3% annualized, driven by commercial loan growth. • Total deposits of $81.4 billion rose $457 million, or 2% annualized, excluding the impact of custodial deposits related to the Signature transaction. ◦ Non-interest bearing deposits at 25% of total deposits Financial highlights • As adjusted, Q4 2023 net loss available to common stockholders totaled $193 million which reflects actions taken to strengthen our credit profile, compared to net income available to common stockholders of $266 million in Q3 2023 • As adjusted, Q4 2023 diluted EPS of $(0.27) compared to $0.36 for Q3 2023 • The quarter was impacted by reserve building re-pricing risk in multi-family loans and deterioration in office in our ACL coverage • CET1 ratio 9.10% at December 31, 2023; remain well capitalized and well above the minimum thresholds for all applicable capital ratios • NPAs/Total Assets was 0.38%; NPLs/Total Loans was 0.51%, both lower QoQ • ACL/NPLs was 232%, up from 143% at 9/30/2023 • Net charge-offs of $185 million; primarily due to a co-op loan, as well as an office loan that went non-accrual in Q3 2023; the co-op loan was moved to Held-for-Sale and we anticipate it to be sold in Q1 2024 Proactive capital management and disciplined credit 1. Calculation: (CET1 + AOCI – CF Hedge in AOCI) / RWA; Exclusion of AOCI adjusted for cash flow hedges on loan portfolio 2. Peer Group includes CFG, FCNC.A, FITB, HBAN, KEY, MTB, PNC, RF, TFC, USB

Annual income comparison

Flagstar Bank, N.A.

$mm	Twelve Months Ended December 31, 2023	Twelve Months Ended December 31, 2022	$ Change	% Change
Net interest income	$3,077	$1,396	$1,681	120 %
Provision for credit losses (PCL)	833	133	700	526 %
Net interest income after PCL	2,244	1,263	981	78 %
Fee income	172	27	145	537 %
Bank-owned life insurance	43	32	11	34 %
Net loss on securities	(1)	(2)	1	(50)%
Net return on mortgage servicing rights	103	6	97	1617 %
Net gain on loan sales and securitizations	89	5	84	1680 %
Net loan administration income	82	3	79	2633 %
Bargain purchase gain	2,150	159	1,991	1680 %
Other noninterest income	68	17	51	300 %
Total noninterest income	2,706	247	2,459	996 %
Compensation and benefits	1,149	354	795	225 %
Other	939	250	689	276 %
Total operating expenses	2,088	604	1,484	246 %
Intangible asset amortization	126	5	121	2420 %
Merger-related expenses	330	75	255	340 %
Total non-interest expenses	2,544	684	1,860	272 %
Income before income taxes	**2,406**	**826**	**1,580**	**191 %**
Provision for income taxes	32	176	(144)	(82)%
Net income	**$2,374**	**$650**	**$1,724**	**265 %**
Preferred stock dividends	33	33	—	— %
Net income available to common stockholders	**$2,341**	**$617**	**$1,724**	**279 %**
Basic earnings per common share	**$3.25**	**$1.26**	**$1.99**	**158 %**
Diluted earnings per common share	**$3.24**	**$1.26**	**$1.98**	**157 %**
Adjusted net income to available to common stockholders[1]	**$576**	**$603**	**$(27)**	**(4)%**
Adjusted diluted earnings per common share[1]	**$0.80**	**$1.23**	**$(0.43)**	**(35)%**
Dividends per common share	**$0.56**	**$0.68**	**$(0.12)**	**(18)%**
Profitability				
Net interest margin	2.99 %	2.35 %	64 bps	
Fallout adjusted rate lock commitments[2]	$15,121	$22,674	$(7,553)	
Net gain on loan sale margin	0.59 %	0.44 %	15 bps	

1. Non-GAAP number, please see reconciliations on page 39.
2. Rounded to the nearest hundred million.

Observations

Net interest income

- Net interest income increased $1.7 billion, up 120%,primarily due to the Flagstar acquisition, which closed in late 2022, and the Signature transaction, which closed in late March of 2023

Non-interest income

- Adjusted non-interest income[1] increased $468 million, or 532%, due to:
  - Fee income, up $145 million
  - Net return on mortgage servicing rights, up $97 million
  - Net gain on loan sales and securitizations, up $84 million
  - Net loan administration income is up $79 million

Non-interest expense

- Non-interest expense increased $1.9 billion primarily due to the Flagstar acquisition, which closed in late 2022, and the Signature transaction, which closed in late March of 2023

4th Quarter 2023 7

Quarterly income comparison

Flagstar Bank, N.A.

$mm	Three Months Ended December 31, 2023	Three Months Ended September 30, 2023	$ Change	% Change
Net interest income	$740	$882	$(142)	(16)%
Provision for credit losses (PCL)	552	62	490	790 %
Net interest income after PCL	188	820	(632)	(77)%
Fee income	39	58	(19)	(33)%
Bank-owned life insurance	11	11	—	— %
Net return on mortgage servicing rights	33	23	10	43 %
Net gain on loan sales and securitizations	16	28	(12)	(43)%
Net loan administration income	17	19	(2)	(11)%
Bargain purchase gain	8	—	8	NM
Other noninterest income	22	21	1	5 %
Total noninterest income	146	160	(14)	(9)%
Compensation and benefits	295	346	(51)	(15)%
Other	301	239	62	26 %
Total operating expenses	596	585	11	2 %
Intangible asset amortization	36	36	—	— %
Merger-related expenses	63	91	(28)	(31)%
Total non-interest expenses	695	712	(17)	(2)%
Income before income taxes	**(361)**	**268**	**(629)**	**(235)%**
Provision for income taxes	(109)	61	(170)	(279)%
Net income	**$(252)**	**$207**	**$(459)**	**(222)%**
Preferred stock dividends	8	8	—	— %
Net income available to common stockholders	**$(260)**	**$199**	**$(459)**	**(231)%**
Basic earnings per common share	**$(0.36)**	**$0.27**	**$(0.63)**	**(233)%**
Diluted earnings per common share	**$(0.36)**	**$0.27**	**$(0.63)**	**(233)%**
Adjusted net income to available to common stockholders[(1)]	**$(193)**	**$266**	**$(459)**	**(173)%**
Adjusted diluted earnings per common share[(1)]	**$(0.27)**	**$0.36**	**$(0.63)**	**(175)%**
Dividends per common share	**$0.05**	**$0.17**	**$(0.12)**	**(71)%**
Profitability				
Net interest margin	2.82 %	3.27 %	(45) bps	
Fallout adjusted rate lock commitments[(2)]	$3,670	$4,379	$(709)	
Net gain on loan sale margin	0.32 %	0.59 %	-27 bps	

1. Non-GAAP number, please see reconciliations on page 39.
2. Rounded to the nearest hundred million.

Observations

Net interest income

- Net interest income decreased $142 million, down 16%, due to:
  - Net interest margin was 2.82%, a 45 bps decrease compared to 3Q23
  - Average interest-bearing liabilities increased by $1.1 billion

Non-interest income

- Adjusted non-interest income[(1)] decreased $22 million, or 13%, due to:
  - Fee income, down $19 million, primarily due to lower commercial fees and retail banking fees
  - Net return on mortgage servicing rights is up $10 million
  - Net gain on loan sales and securitizations is down $12 million

Non-interest expense

- Non-interest expense decreased $17 million, or 2%
- Excluding $39 million FDIC special assessment, operating expenses decreased $28 million, or 5%, primarily due to compensation and benefits due to lower incentives, partially offset by higher professional fees

4th Quarter 2023 8

Balance sheet highlights

Flagstar Bank, N.A.

$mm	Balance at December 31, 2023	Balance at September 30, 2023	Incr (Decr)[1] $	Incr (Decr)[1] %
Cash, cash equivalents and due from banks	$ 11,493	$ 6,929	$ 4,564	66 %
Securities[2]	9,159	8,736	423	5 %
Loans held-for-sale	1,182	1,926	(744)	(39)%
Loans and leases HFI, net[3]	83,627	83,376	251	— %
Other assets[4]	10,861	10,263	598	6 %
Total assets	$ 116,322	$ 111,230	$ 5,092	5 %
Total deposits	$ 81,365	$ 82,675	$ (1,310)	(2)%
Total borrowed funds	21,267	14,585	6,682	46 %
Other liabilities	2,870	2,977	(107)	(4)%
Total liabilities	$ 105,502	$ 100,237	$ 5,265	5 %
Total Stockholders' equity	$ 10,820	$ 10,993	$ (173)	(2)%
Total liabilities and stockholders' equity	$ 116,322	$ 111,230	$ 5,092	5 %
Tangible book value per common share[5]	$ 10.06	$ 10.25	$ (0.19)	(2)%

Observations

Interest-earning assets

- HFI loans, net of ACL, grew $0.3 billion from the prior quarter
- Loans held for sale decreased $0.7 billion, or 39%
- Cash balances increased $4.6 billion, or 66% as we enhanced our on-balance sheet liquidity

Interest and non-interest bearing liabilities

- Total deposits decreased $1.3 billion, or 2%, from the prior quarter, primarily due to decrease in custodial deposits associated with the Signature transaction of $1.8 billion
- Excluding this, deposits were up $457 million

Equity

- Tangible book value per share of $10.06

1. Measured vs. the prior quarter
2. Securities include debt securities available-for-sale and equity investments with readily determinable fair values, at fair value.
3. Net of ACL
4. Other assets include MSR, FHLB stock, Premises and equipment, right-of-use assets, goodwill and intangibles, and BOLI.
5. References a non-GAAP number, please see reconciliations on page 39

4th Quarter 2023 9

104th Quarter 2023 Deposits and loans • Highlights – Deposits generated through retail and commercial channels – Non-interest bearing deposits at 25% of total deposits. – FDIC custodial deposits at $247 million as of 12/31/2023, down $1.8 billion compared to $2.0 billion at 9/30/2023. Total Deposits $81.4 billion Total Loans HFI $84.6 billion • Largest category of earning assets consists of loans held-for-investment which equaled $84.6 billion during 4Q23 – Commercial loans, excluding Multi-family, represents 46% of total HFI. • Disciplined client selection and underwriting Interest-Bearing Checking 22% MMA 16% Savings 11% CDs 26% Non-Interest-Bearing 25% Multi-family 44.0% CRE 12.4% 1-4 family 7.2% AD&C 3.4% Warehouse lending 6.1% C&I 23.8% Other 3.1%

114th Quarter 2023 Deposits by segment and insured Deposits by Segment Insured Deposits Community Banking 1.1% Custodial 8.7% Online Banking 7.5% Premier Banking 4.2% Private Client Group 27.8% Retail Banking 33.8% Wholesale 15.6% Other 1.3% Insured 63.7% Uninsured 32.7% Uninsured - Collateralized Deposits 3.3% Uninsured Signature Custodial Deposits 0.3%Well diversified deposit base Insured and Collateralized Deposits Represent 67% of Total Deposits

124th Quarter 2023 Deposit flow analysis $82,675 $81,365$1,401 $1,230 $639 9/30/2023 Escrows FDIC Custodial Wholesale Deposits Total Retail Banking Other 12/31/2023 Key Observations • -$2.8B Escrows: Primarily due to seasonal decline related to timing of escrow payments • -$1.8B FDIC Custodial Deposits: Expected run-off in custodial deposits related to the Signature transaction • +$1.4B Wholesale Deposits: Reflects management actions to bolster on-sheet liquidity • +$1.2B Retail Banking: Primarily reflects higher CD balance which reflects success of promotional CD program, partially offset by lower noninterest-bearing deposits • +0.6B Other: Primarily reflects growth in municipal deposits -$1,767-$2,813

134th Quarter 2023 Private banking deposit trends +$1.5B

144th Quarter 2023 Asset quality metrics Ratio NYCB S&P US BMI Banks Index Peers At December 31, 2023 At September 30, 2023 At September 30, 2023 NCOs/Average Loans 0.22% 0.16% 0.30% Cumulative losses (a) 135 bp 2,477 bp 1,435 bp NPAs/Total Assets 0.38% 0.37% 0.42% NPLs/Total Loans 0.51% 0.49% 0.61% ACL/NPLs 232% 342% 258% (a) Since our IPO in 1993 and excludes taxi medallion-related net charge-offs.

154th Quarter 2023 ACL Evolution $619 $992 $47 $15 $321 9/30/23 Portfolio Changes Specific Reserve Changes Qualitative Factors Other 12/31/23 QoQ Highlights - Since 9/30/22, the ACL has increased $774 million and ACL coverage ratio has increased to 1.26% excluding loans with government guarantees and warehouse loans - 4Q allowance increased $373M compared to the prior quarter - Primary driver of the net increase in ACL was due to weakness in the office sector and potential re-pricing risk primarily within the multi-family portfolio, which was the driver of the increase in criticized loans -$10 $218 $393 $550 $594 $619 $992 0.45% 0.57% 0.67% 0.71% 0.74% 1.17% 0.45% 0.61% 0.72% 0.78% 0.80% 1.26% ACL Balances ACL Ratios Adjusted ACL Ratios 09/30/22 12/31/22 3/31/23 6/30/23 9/30/23 12/31/23 1. Non-GAAP number, please see reconciliations on page 40. (1)

164th Quarter 2023 (a) Non-performing loans and total loans exclude covered loans and non-covered purchased credit-impaired (“PCI”) loans. (b) Non-performing loans are defined as non-accrual loans and loans 90 days or more past due but still accruing interest. Our non-performing loans at 12/31/16, 12/31/17, 12/31/18, 12/31/19, 12/31/20, 12/31/21, and 12/31/22 exclude taxi medallion-related loans. Credit quality Non-Performing Loans /Total Loans 0.78% 0.84% 0.55% 0.42% 0.19% 0.25% 0.33% 0.30% 0.33% 0.21% 0.16% 0.11% 0.11% 0.51% 2.47% 2.63% 1.28% 0.96% 0.35% 0.23% 0.13% 0.11% 0.07% 0.03% 0.07% 0.04% 0.06% 0.20% 0.51% 1.06% 0.85% 0.70% 0.63% 0.64% 0.83% 1.06% 1.11% 0.80% 0.52% 0.43% 0.60% 1.23% 2.36% 4.79% 4.69% 4.14% 3.57% 2.90% 2.26% 1.80% 1.61% 1.36% 0.85% 0.81% 0.95% 0.69% 0.52% 0.49% NYCB S&P U.S. BMI Banks Index 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Average NPLs/Total Loans NYCB: 0.51% S&P U.S. BMI Banks Index: 0.49% (a)(b) (a)

174th Quarter 2023 Credit quality (a) The calculation of our net charge-offs to average loans excludes taxi medallion-related charge-offs of $59.6 million, $12.8 million, $10.2 million, $11.9 million, and $2 million, for 2017, 2018, 2019, 2020, 2021, and a $(6) million net recovery for 4Q22, respectively. Net Charge-Offs/Average Loans 0.01% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.03% 0.13% 0.21% 0.35% 0.13% 0.05% 0.01% 0.00% 0.00% 0.01% 0.02% 0.02% 0.01% 0.25% 0.48% 0.58% 0.60% 0.59% 0.56% 0.59% 0.85% 0.96% 0.77% 0.57% 0.50% 0.48% 0.68% 1.63% 2.84% 2.89% 1.77% 1.24% 0.76% 0.53% 0.46% 0.47% 0.48% 0.35% 0.40% 0.42% 0.09% 0.11% 0.16% NYCB S&P U.S. BMI Banks Index 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Cumulative Total NYCB: 135 bp S&P U.S. BMI Banks Index: 2,477 bp

184th Quarter 2023 Credit quality 1. Refer to page 38 for list of peers 2. Source: Company disclosures, peers results as of 12/31/2023 Non-performing Loans (NPLs) as a percent of total loans held-for-investment (LHFI) favorable compared to industry peer(1) median reflecting disciplined client selection and underwriting NPLs/LHFI 0.34% 0.40% 0.41% 0.51% 0.51% 0.54% 0.54% 0.55% 0.58% 0.58% 0.66% 0.75% 0.82% 0.93% 1.62% Peer 1 Peer 2 Peer 3 NYCB Peer4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Peer 14 Peer Median: 0.55% (2)

194th Quarter 2023 Regulatory capital Ratio NYCB Peers At December 31, 2023 At September 30, 2023 Total Risk-Based Capital 11.82% 13.51% Tier 1 Risk-Based Capital 9.67% 11.55% Common Equity Tier 1 9.10% 10.55% Tier 1 Leverage 7.78% 9.19% → • We remain well capitalized and well above the minimum thresholds for all applicable ratios • The Company is in the process of assessing goodwill and if there is any potential impairment. Any impairment would not impact the regulatory capital

204th Quarter 2023 Capital comparison Category IV Banks 1. Calculation: (CET1 + AOCI – CF Hedge in AOCI) / RWA; Exclusion of AOCI adjusted for cash flow hedges on loan portfolio 2. Peer group includes CFG, FCNC.A, FITB, HBAN, KEY, MTB, RF 3. Source: Company filings (SEC or regulatory) as of September 30, 2023 CET1 adjusted for AOCI(1) ranked above the Category IV regional bank median with assets greater than $100 billion(2) reflects disciplined capital management approach CET1 Adjusted 12.65% 10.68% 8.41% 8.39% 8.00% 7.54% 6.11% 6.01% Peer 1 Peer 2 NYCB Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 CET1 Reported 13.24% 10.95% 10.41% 10.29% 10.10% 9.83% 9.80% 9.10% Peer 1 Peer 2 Peer 3 Peer 5 Peer 4 Peer 6 Peer 7 NYCB

214th Quarter 2023 Community banking • Flagstar Bank, N.A. is a leading regional bank with a balanced, diversified lending platform Mortgage origination and servicing • 7th largest bank originator of residential mortgages ($15.1 billion year-to-date December 31, 2023)(1) • 5th largest sub-servicer of mortgage loans nationwide, servicing 1.4 million loans as of December 31, 2023 • Second largest mortgage warehouse lender nationally based on total commitments. Private banking • 134 private client banking teams with offices in 10 cities • 93 in the Northeast and 41 on the West Coast • High touch single-point-of-contact model Company overview l 420 Branches 1. Includes historical Flagstar originations prior to the business combination

224th Quarter 2023 Total HFI Loans: $84.6 billion Loan portfolio • Majority of portfolio is multi-family loans on non- luxury, rent-regulated buildings • Average Q4 2023 yield on loan portfolio: 5.72% • Since 1993 losses have aggregated 23 bp on MF and 33 bp on CRE * • $1.9B QoQ criticized increase • MF loans +$1.4B | CRE loans +$511 million • Office (CRE) loans +$414 million Highlights: * Of aggregate originations Loans at 12/31/23 Multi-Family 44.0% CRE 12.4% ADC 3.4% C&I 29.9% 1-4 Family 7.2% Other 3.1%

234th Quarter 2023 Originations: $5,982 $8,711 $8,256 $8,387 $839 Net Charge- Offs (Recoveries): $1 $(1) $1 $1 $117 Multi-Family portfolio Multi-Family Loan Portfolio (in millions) $31,182 $32,261 $34,628 $38,130 $37,265 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 • Leading indirect multi-family, rent regulated lender in the New York Metro Region. Multi-family loans have been our primary lending focus for the past five decades • 44% of loans held-for-investment • Majority of loans are in New York City Total multi-family portfolio profile Total Portfolio: $37.2 billion Weighted Average DSCR(1): 1.76x Weighted Average LTV(2): 61% Average Balance: $8.0 million Weighted Average Occupancy Rate: 96% Weighted Average Coupon: 3.85% Nonperforming Loans / Loans 0.37% Criticized Loans / Loans 8.3% UPB by option/contractual maturity year ($MM) $3,424 $5,147 $5,276 $8,955 $6,157 $2,884 $1,319 $3,997 2024 2025 2026 2027 2028 2029 2030 2031+ 1. Reflects DSCR based on current payment terms 2. LTV is calculated by dividing the most recent appraised value (typically at origination) by the current loan amount

244th Quarter 2023 Key Observations - 49% of total multi-family portfolio is subject to some sort of rent regulations - We have $12.3 billion where rent regulated units are 50% or greater than the total - We have $5.1 billion, where 100% of the units are rent regulated – Of this amount, approximately $914 million is maturing or reaching option repricing date in 2024 New York rent-regulated portfolio details New York State Rent-Regulated Multi-Family Portfolio Statistics as of December 31, 2023 Rent Regulated % # of Loans Balance $ % Portfolio Residential Units Rent Reg. Units Market Units % Rent Reg Units LTV(1) DSCR(2) 0 548 2,984 14% 32,421 — 32,421 —% 49% 1.69 .01-10 325 1,322 6% 28,054 1,541 26,513 5% 30% 1.11 10.01-25 338 2,069 10% 17,868 2,801 15,067 16% 51% 1.46 25.01-50 318 2,638 12% 12,640 4,632 8,008 37% 59% 1.47 50.01-75 219 1,434 7% 9,906 6,375 3,531 64% 60% 1.44 75.01-99.99 761 5,762 27% 48,352 45,618 2,734 94% 63% 1.74 100 1,042 5,110 24% 47,919 47,919 — 100% 60% 1.64 Total 3,551 $ 21,319 100% 197,160 108,886 88,274 55% 57% 1.60 Total Rent Regulated $ 18,335 58% 1.58 Over 50% $ 12,306 62% 1.67 1. LTV is calculated by dividing the most recent appraised value (typically at origination) by the current loan amount 2. Reflects DSCR based on current payment terms

254th Quarter 2023 New York rent-regulated portfolio characteristics New York rent-regulated portfolio profile UPB by option/contractual maturity year ($MM) UPB by option/contractual maturity year ($MM) Total Rent-Regulated Portfolio: $18.3 billion Weighted Average DSCR(1): 1.58x Weighted Average LTV(2): 58% Average Balance: $6.1 million Weighted Average Occupancy Rate: 97% Weighted Average Coupon: 3.85% Nonperforming Loans / Loans 0.52% Criticized Loans / Loans 14% 100% units New York rent-regulated portfolio profile 100% Rent-Regulated Portfolio: $5.1 billion Weighted Average DSCR(1): 1.64x Weighted Average LTV(2): 60% Average Balance: $4.9 million Weighted Average Occupancy Rate: 97% Weighted Average Coupon: 3.90% Nonperforming Loans / Loans 1.12% Criticized Loans / Loans 13% $2,151 $2,977 $2,931 $4,166 $2,857 $1,121 $607 $1,527 2024 2025 2026 2027 2028 2029 2030 2031+ $914 $831 $705 $1,302 $747 $294 $82 $235 2024 2025 2026 2027 2028 2029 2030 2031+ 1. Reflects DSCR based on current payment terms 2. LTV is calculated by dividing the most recent appraised value (typically at origination) by the current loan amount

264th Quarter 2023 • Diversified property types which are primarily income- producing in the normal course of business • For additional information on Office, see page 27 • For additional information on Homebuilder see page 28 Commercial Real Estate and ADC ($bn) Commercial real estate & ADC Portfolio Characteristics State Breakdown (by collateral location) Property Breakdown Collateral Type UPB Office $ 3.4 Owner-occupied 3.0 Retail 2.2 Homebuilder 1.8 Industrial 1.5 ADC 1.1 Other 0.4 Total CRE & ADC $ 13.4 New York 40.8% Michigan 9.2% New Jersey 5.1% Florida 5.3% Texas 3.2% Pennsylvania 2.9% Ohio 1.7% All other states 31.8% Office 25% Owner-occupied 23% Retail 17% Homebuilder 13% Industrial 11% ADC 8% Other 3%

274th Quarter 2023 Office portfolio characteristics Portfolio Profile Portfolio by location Manhattan 54% Queens; 7% PA; 5% NJ; 5% MI; 6% Nassau County-NY; 4% DC; 3% Suffolk County-NY; 3% Other; 13% UPB by contractual maturity year ($MM) $313 $237 $285 $246 $296 $370 $181 $1,440 2024 2025 2026 2027 2028 2029 2030 2031+ Total Portfolio: $3.4 billion Percent of Portfolio Multi-tenanted: 98% Percent Medical Office: 17% Weighted Average DSCR: 1.68x Weighted Average LTV: 61% Average Balance: $10 million Average Balance without Manhattan: $5 million Weighted Average Coupon: 4.70% Highlights • Sponsor led approach • Continue to perform enhanced monitoring on the portfolio • $1.8 billion, or 54% in Manhattan • Reserve coverage of ~8% • Criticized loans / loans total 38% and no early-stage delinquencies • Nonperforming loans totaled $83.9 million and net charge-offs of $41.5 million (1) (2) 1. Reflects DSCR based on current payment terms 2. LTV is calculated by dividing the most recent appraised value (typically at origination) by the current loan amount

284th Quarter 2023 Home builder loan commitments(1) ($mm) ● National relationship-based lending platform launched in 1Q16 - Attractive asset class with good spreads (300 to 375 bps) - Meaningful cross-sell opportunities including warehouse loans, commercial deposits and purchase originations ● Flagstar is well positioned - Focused on markets with strong housing fundamentals and higher growth potential - We do business with approximately 70 of the top 100 builders nationwide ● No nonperforming or criticized loans Home builder finance footprint Overview Housing supply remains tight 1. Includes loans classified as commercial real estate and commercial & industrial. $3,774 $4,107 $4,736 $4,840 $4,773 $1,687 $1,808 $1,961 $2,131 $2,197 $2,087 $2,299 $2,775 $2,709 $2,576 Unpaid principal balance Unused 12/31/2022 03/31/23 06/30/23 09/30/23 12/31/23 Existing home sales (mm) Months supply of existing homes for sale 20 00 20 01 20 02 20 03 20 04 20 05 20 07 20 08 20 09 20 10 20 11 20 12 20 14 20 15 20 16 20 17 20 18 20 19 20 21 20 22 0 1 2 3 4 5 6 7 8 0 2 4 6 8 10 12 Source: Bloomberg (through 9/30/22) Homebuilder Finance

294th Quarter 2023 Commercial & Industrial ($bn) Commercial and industrial portfolio Industry Breakdown UPB Equipment Finance $ 6.8 Warehouse 5.2 ABL and Dealer Floorplan 3.8 MSR 2.6 Financial & Insurance 2.4 Municipals 1.0 Other 3.5 Total C&I $ 25.3 Equipment Finance 27% Warehouse 21% ABL and Dealer Floorplan 15% MSR 10% Financial & Insurance 10% Municipals 4% Other 14% 1 For additional information on Warehouse, see page 30 • Diversified portfolio with historically low loss history

Warehouse lending

Warehouse - $5.1 billion (12/31/23)

- National relationship-based lending platform
- Attractive asset class with good spreads and low credit risk
- Well positioned to hold market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations
- Historical net charge-offs on this portfolio prior to acquisition have been zero for the past 9 years
- No nonperforming or criticized loans

Warehouse loan commitments ($bn)



Outstanding Commitments
Unfunded Commitments
$11.5
8.0
3.5
$12.6
7.2
5.4
$11.1
5.1
6.0
$12.1
6.5
5.6
$12.2
7.1
5.1
12/31/2022
03/31/23
06/30/23
09/30/23
12/31/23

Lenders ranked by commitments ($mm)

Rank	Institution	9/30/2023 Total	Share
1	JPMorgan Chase	$ 21,000	21%
2	Flagstar Bancorp	10,875	11%
3	Merchants Bank	7,200	7%
4	TIAA FSB	6,200	6%
5	First Horizon	5,789	6%
6	Texas Capital	4,429	4%
7	Truist Bank	3,926	4%
8	Northpointe Bank	3,500	4%
9	M&T Bank/People's	3,100	3%
10	Western Alliance Bank	3,076	3%
	Top 10	**$ 69,095**	**69%**

Source: Inside Mortgage Finance Report published on December 2023 with balances as of 9/30/2023.

Net charge-offs and Collateral Breakdown

- Loans are fully collateralized by mortgage loans being funded which are paid off once the loan is sold

Collateral Breakdown



Jumbo
4.5%
Non-QM
27.0%
Government
22.4%
Agency &
Conventional
46.1%

4th Quarter 2023 30

Appendix

324th Quarter 2023 Securities and funding composition • 2.90% cost of funds including non-interest bearing deposits • FHLB capacity driven by eligibility of multi-family, CRE and residential loans Total Funding: $102.6 billion • Entire portfolio is available for sale • Consists primarily of GSE-related securities • Overall average yield is 4.39% • 12% are variable rate Total Securities: $9.2 billion SECURITIES at 12/31/23 GSE Certificates 13% GSE CMOs 56% GSE Debentures 17% ABS 3% Corporates 4% Capital Trust Notes 1% Non-Agency CMO 2% Other 4% FUNDING at 12/31/23 FHLB 20% CD 21% Savings 8% Interest-Bearing Checking & MMA 30% Non-Interest Bearing 20% Other 1%

334th Quarter 2023 Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Fallout-adjusted locks by channel ($bn) Closings by purpose ($bn) Mortgage banking $5 $20 $25 $26 $16 0.56% 0.76% 0.51% 0.59% 0.32% Gain on loan sale ($mm) Gain on sale margin (HFS) December 2022 1Q23 2Q23 3Q23 4Q23 $0.7 $2.6 $4.5 $4.4 $3.6 0.2 0.7 1.0 1.1 0.80.4 1.0 2.3 2.3 2.1 0.1 0.5 0.8 0.7 0.5 0.4 0.4 0.3 0.2 Correspondent Bulk Broker Retail December 2022 1Q23 2Q23 3Q23 4Q23 $1.4 $2.6 $4.2 $4.7 $4.3 0.7 1.6 2.8 3.1 3.1 0.4 0.4 0.4 0.4 0.3 0.3 0.6 1.0 1.2 0.9 Conventional Jumbo Government December 2022 1Q23 2Q23 3Q23 4Q23 $1.4 $2.6 $4.2 $4.8 $4.3 1.2 2.3 3.7 4.3 3.9 0.2 0.3 0.5 0.5 0.4 Purchase originations Refinance originations December 2022 1Q23 2Q23 3Q23 4Q23 Purchase Mix % 82% 85% 89% 90% 91% 88% 86% 88% 90% 91% Purchase Mix % (1) 1. Gain on sale margin calculated excluding SBA-related gain on sale

344th Quarter 2023 154 7 35 Servicing portfolio MSR portfolio characteristics (% UPB) MSR portfolio statistics Net return (loss) on mortgage servicing rights ($mm) By Vintage 2023 14% 2022 22% 2021 28% 2020 20% 2020 & prior 16% By Investor Freddie 25% Fannie 55% GNMA 19% Private 1% Measure ($mm) 06/30/2023 09/30/2023 12/31/2023 Unpaid principal balance $73,551 $75,801 $78,248 Fair value of MSR $1,031 $1,135 $1,111 Capitalized rate (% of UPB) 1.40% 1.50% 1.42 % Note rate 3.87% 4.00% 4.14 % Service fee 0.31% 0.31% 0.31 % Average Measure ($000) UPB per loan $253 $254 $255 FICO 739 738 738 Loan to value 69.47% 69.57% 69.65% ($mm) 06/30/2023 09/30/2023 12/31/2023 Servicing fees, ancilliary income, and late fees $ 54 $ 59 $ 58 Decrease in MSR fair value due to pay-offs, pay-downs, run-off, model changes, and other (36) (20) (26) Changes in estimates of fair value due to interest rate risk 40 57 (58) Gain on MSR derivatives (35) (73) 58 Net transaction costs 2 — 1 Net return on the MSR $ 25 $ 23 $ 33 MSR asset $ 1,031 $ 1,135 $ 1,111 Net return on the MSR 9.7% 8.0% 11.8 % Quarter-end loans serviced (000’s) $1,388 $1,453 $1,638 $1,590 $1,421 283 288 292 299 307 1,038 1,095 1,274 1,219 1,044 67 70 72 72 70 Serviced for Others Subserviced for Others Flagstar Loans HFI 12/31/2022 3/31/2023 6/30/2023 9/30/2023 12/31/23

354th Quarter 2023 December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 December 31, 2022 Loans and Leases (1) Beginning balance - unamortized fair value mark $ 903 $ 1,004 $ 1,118 $ 461 $ — Additions — — — 698 479 Less: accretion and other (2) 73 101 114 41 18 Ending Balance $ 830 $ 903 $ 1,004 $ 1,118 $ 461 Core deposits and other intangibles Beginning balance $ 661 $ 697 $ 734 $ 287 $ — Additions — — — 464 292 Less: amortization (2) 36 36 37 17 5 Ending Balance $ 625 $ 661 $ 697 $ 734 $ 287 Balance sheet purchase accounting marks $mm Note – The balances above include the impact of the SBNY acquisition as well as the acquisitions prior to December 31, 2022. The summary only includes select information and is not intended to represent all purchase accounting adjustments. (1) Purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment. (2) Accretion of fair value mark recognized in net interest income. Amortization of intangibles is recognized in noninterest expense.

36 Guidance(1) 1. See cautionary statements on page 2. Non-Interest Income • Up between 3% to 5% Non-interest Expense • $570 million to $620 million • Mortgage-related income of $220 million to $260 million Tax Rate • $2.3 billion to $2.4 billion, excluding merger-related expenses and intangible amortization Full Year 2024 Guidance • Approximately 23% Deposits EOP (FY23 Baseline: $81.4B) Net Interest Income • $2.8 billion to $2.9 billion • NIM estimated to be between 2.40% to 2.50%; incorporates actions to increase on-balance sheet liquidity for Regulation YY compliance • Down between 3% to 5%Loans EOP (FY23 Baseline: $84.6B) Cash and Securities (FY23 Baseline: $20.7B) • Up ~$7.5 billion on a combined basis CET1 • CET1 regulatory capital ratio for the holding company to be at 10% by year-end 2024

374th Quarter 20231. See cautionary statements on page 2. $2,088 $2,353 $175 $70 $80 2023 Operating Expense Additional quarter Signature Bank Full year new Private Banking teams Category IV and annual compensation and benefits increases Cost saves Flagstar conversion 2024 Operating Expense -$60 Expense outlook 2024 $mm

384th Quarter 2023 Peer group and Category IV banks Peer Ticker Citizens Financial CFG Comerica CMA Fifth Third Bancorp FITB First Citizens Bancshares FCNC.A First Horizon Corporation FHN Huntington Bancshares Incorporated HBAN KeyCorp KEY M&T Bank Corporation MTB Regions Financial Corporation RF Synovus Financial Corporation SNV Valley National Bancorp VLY Webster Financial Corporation WBS Western Alliance Bancorporation WAL Zions Bancorporation ZION Category IV Banks(1) Ticker Citizens Financial CFG Fifth Third Bancorp FITB First Citizens Bancshares FCNC.A Huntington Bancshares Incorporated HBAN KeyCorp KEY M&T Bank Corporation MTB Regions Financial Corporation RF 1. Publicly traded US-based banks with assets >$100 billion and < $250 billion in total assets (excludes BHCs that are classified primarily as card issuers)

394th Quarter 2023 Adjusted net income and diluted earnings per share Twelve Months Ended December 31, 2023 Twelve Months Ended December 31, 2022 Net income - GAAP $ 2,374 $ 650 Merger-related and restructuring expenses, net of tax (1) 244 59 FDIC special assessment, net of tax 29 — Bargain purchase gain (2,150) (159) Initial provision for credit losses, net of tax 97 86 Provision for bond related credit losses, net of tax 15 — Net income, as adjusted - non-GAAP $ 609 $ 636 Preferred stock dividends 33 33 Net income available to common stockholders, as adjusted - non-GAAP $ 576 $ 603 Diluted earnings per common share - GAAP $ 3.24 $ 1.26 Diluted earnings per common share, as adjusted - non-GAAP $ 0.80 $ 1.23 Shares used for diluted common EPS computation 715,381,488 485,134,345 Reconciliations of GAAP and non-GAAP measures $mm (1) Certain merger-related items are not taxable or deductible.

404th Quarter 2023 Adjusted net income and diluted earnings per share Three Months Ended December 31, 2023 Three Months Ended September 30, 2023 Three Months Ended December 31, 2022 Net (loss) income - GAAP $ (252) $ 207 $ 172 Merger-related and restructuring expenses, net of tax (1) 46 67 48 FDIC special assessment, net of tax 29 — — Bargain purchase gain (8) — (159) Initial provision for credit losses, net of tax — — 86 Net (loss) income, as adjusted - non-GAAP $ (185) $ 274 $ 147 Preferred stock dividends 8 8 8 Net (loss) income available to common stockholders, as adjusted - non- GAAP $ (193) $ 266 $ 139 Diluted earnings per common share - GAAP $ (0.36) $ 0.27 $ 0.30 Diluted earnings per common share, as adjusted - non-GAAP $ (0.27) $ 0.36 $ 0.25 Shares used for diluted common EPS computation 724,115,826 724,912,890 539,723,483 Reconciliations of GAAP and non-GAAP measures $mm (1) Certain merger-related items are not taxable or deductible. Adjusted allowance coverage ratio as of 12/31/2023 as of 9/30/2023 as of 6/30/2023 as of 3/31/2023 as of 12/31/2022 Allowance for credit losses on loans and leases ("ACL") $ 992 $ 619 $ 594 $ 550 $ 393 Warehouse loan reserve 3 2 2 2 2 Adjusted ACL (A) $ 989 $ 617 $ 592 $ 548 $ 391 Total loans and leases held-for-investment $ 84,619 $ 83,995 $ 83,278 $ 82,546 $ 69,002 Warehouse and government guaranteed loans 6,134 6,488 6,980 6,432 4,569 Adjusted loans and leases held for investment (B) $ 78,485 $ 77,507 $ 76,298 $ 76,114 $ 64,433 Adjusted ACL coverage ratio (A / B) 1.26% 0.80% 0.78% 0.72% 0.61%

414th Quarter 2023 Reconciliations of GAAP and non-GAAP measures $mm Non-GAAP Ratio Reconciliations Three months ended December 31, 2023 Three months ended September 30, 2023 Three months ended December 31, 2022 Total Stockholders’ Equity $ 10,820 $ 10,993 $ 8,824 Less: Goodwill and other intangible assets (3,051) (3,087) (2,713) Preferred stock (503) (503) (503) Tangible common stockholders’ equity $ 7,266 $ 7,403 $ 5,608 Total Assets $ 116,322 $ 111,230 $ 90,144 Less: Goodwill and other intangible assets (3,051) (3,087) (2,713) Tangible Assets $ 113,271 $ 108,143 $ 87,431 Average common stockholders’ equity $ 10,559 $ 10,692 $ 6,986 Less: Average goodwill and other intangible assets (3,075) (3,111) (2,525) Average tangible common stockholders’ equity $ 7,484 $ 7,581 $ 4,461 Average Assets $ 111,708 $ 114,274 $ 72,332 Less: Average goodwill and other intangible assets (3,075) (3,111) (2,525) Average tangible assets $ 108,633 $ 111,163 $ 69,807 Common shares outstanding 722,066,370 722,485,257 681,217,334 GAAP MEASURES: Return on average assets (0.90) % 0.72% 0.95 % Return on average common stockholders' equity (9.84) % 7.42% 9.34 % Book value per common share $ 14.28 $ 14.52 $ 12.21 Common stockholders’ equity to total assets 8.87% 9.43% 9.23 % NON-GAAP MEASURES: Return on average tangible assets -0.68% 0.99% 0.84 % Return on average tangible common stockholders’ equity -10.26% 14.01% 12.38 % Tangible book value per common share $10.06 $10.25 $8.23 Tangible common stockholders’ equity to tangible assets 6.41% 6.85% 6.41%

424th Quarter 2023 Visit our website: ir.myNYCB.com E-mail requests to: ir@myNYCB.com Call Investor Relations at: (516) 683-4420 Write to: Investor Relations New York Community Bancorp, Inc. 102 Duffy Avenue Hicksville, NY 11801 For more information